NOTICE OF GUARANTEED DELIVERY
for
Offer to Exchange All Outstanding
10 3/4% Senior Discount Notes due 2014
for
10 3/4% Senior Discount Notes due 2014
of
NTK HOLDINGS, INC.
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2005 (THE “EXPIRATION DATE”) UNLESS EXTENDED.
       Registered holders of outstanding 10 3/4% Senior Discount Notes due 2014 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 10 3/4% Senior Discount Notes due 2014 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery Procedure” in the Prospectus.
The Exchange Agent is:
U.S. BANK NATIONAL ASSOCIATION
For Delivery by Mail or Hand
U.S. Bank National Association
60 Livingston Avenue
1st Floor — Bond Drop Window
St. Paul, Minnesota 55104
Facsimile Transmission: 800-934-6802
For Information or Confirmation by Telephone:
(651) 495-8158
      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:
      The undersigned hereby tenders to NTK Holdings, Inc. (the “Company”) the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Company’s Prospectus dated                     , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal, receipt of which is hereby acknowledged, pursuant to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedure.”
      All authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned and shall not be affected by and shall survive the death or incapacity of the undersigned.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

	Name and Address of	Certificate Number(s)
	Registered Holder as it	of Outstanding
	Appears on the	Notes Tendered	Principal Amount of
	Outstanding Notes	(or Account Number	Outstanding Notes
Name of Tendering Holder	(Please Print)	at Book-Entry Facility)	Tendered

SIGN HERE
Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:

Date:

          This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Outstanding Notes tendered hereby exactly as their name(s) appear on the certificates for such Outstanding Notes or on a security position listing such holder(s) as the owner(s) of the Outstanding Notes, or by person(s) authorized to become registered holder(s) of such Outstanding Notes by endorsements and documents submitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in the fiduciary or representative capacity, such person must provide the preceding information and, unless waived by the Company, submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five business days after the Expiration Date (as defined in the Letter of Transmittal). The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and the Outstanding Notes tendered thereby to the Exchange Agent within the time period set forth above and that the failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)
Address:	Title:

(Zip Code)	Name: (Please Type or Print)

Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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